Exhibit 10.2

KURA SUSHI USA, INC.

2018 INCENTIVE COMPENSATION PLAN

Restricted Stock Award Notice and Award Agreement (“Award Agreement”)

PART I

[Recipient]

Effective [_____] (“Award Date”), you have been granted a Restricted Stock Award of [____] shares (“Awarded RSAs”) of the Common Stock of KURA SUSHI USA, INC., a Delaware corporation (the “Company”) (“Shares”) under the Kura Sushi USA, Inc. 2018 Incentive Compensation Plan, as amended from time to time (the “Plan”), which is incorporated herein for all purposes.  These Awarded Shares are restricted until the vesting date(s) shown below.

The Awarded Shares will vest (in increments if multiple vesting dates) on the date(s) shown:

Number of Awarded Shares	Vesting Date(s)
[____] shares	[_____]

By your signature and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the Award Agreement (including PART I and PART II), all of which are made a part of this document.

KURA SUSHI USA, INC.

Signature:  ________________________________________Date:  ______________________________

Print Name:

Title:

PARTICIPANT

Signature:  ________________________________________Date:  ______________________________

Print Name:

PART II

General Terms and Conditions

Section 1.General Terms.

(a)Size and Type of Award. The Shares covered by this Award (the “Awarded Shares”) are listed in Part I of this Award Agreement (“Award Notice”), and are subject to all of the terms and conditions of the Kura Sushi USA, Inc. 2018 Incentive Compensation Plan, as amended from time to time (the “Plan”).

(b)Restrictions and Tax Election.  A certificate or book-entry registration evidencing the Awarded Shares will be issued to you and will include a restrictive legend incorporating the terms and conditions of this Award Agreement.  You may elect (pursuant to Section 83(b) of the Internal Revenue Code) to be taxed on the Awarded Shares immediately upon their Award Date instead of later when they vest.  If you make this Section 83(b) election, you will be required to include in ordinary income, for the taxable year in which the Award Date occurs, an amount equal to the fair market value of the Awarded Shares on the Award Date.  The Company may be allowed to claim a tax deduction, for compensation expense, in a like amount.  You make this Section 83(b) election by filing a statement of election containing specified items of information with the Internal Revenue Service within thirty (30) days after the Award Date.  You must give a copy of the statement of election you file with the Internal Revenue Service to the Company.  If you make this Section 83(b) election, the vesting of your Awarded Shares will not subject you to further income tax upon their vesting.

(c)Service.  Your Continuous Service constitutes adequate consideration for the issuance of the Awarded Shares to you having a value at least equal to the par value of the Awarded Shares, but the vesting conditions described below will nevertheless determine your right to acquire unrestricted ownership of the Awarded Shares.

Section 2.Vesting.

(a)Vesting Dates.  The vesting date(s) (each a “Vesting Date” and collectively the “Vesting Dates”) for your Awarded Shares are specified in the Award Notice.  On each Vesting Date, your Awarded Shares that vest on that Vesting Date will, subject to the provisions of this Award Agreement, no longer be subject to a substantial risk of forfeiture.

(b)Vesting Conditions.  There are service conditions you must satisfy before your Restricted Stock Award will vest.  You must, except as otherwise provided herein, remain in Continuous Service with the Company and/or its Related Entities from the Award Date through the relevant Vesting Date(s).

(c)Forfeitures.  Except as otherwise provided herein, if you terminate service with the Company and/or its Related Entities prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on or after such termination of service date.  When you forfeit Awarded Shares, all of your interest in the unvested Awarded Shares will be canceled and any stock certificate or other evidence of ownership must be returned to the Committee or to the Company.  You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares.  In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

(d)Death or Disability; Termination without Cause.  If your Continued Service ends due to death or Disability, all of the Awarded Shares not previously vested or forfeited will vest on such date of termination of service. In addition, if your service with the Company and/or its Related Entities ends as a result of a termination by the Company or its Related Entities other than for Cause, then the Committee may, in its discretion, vest, on such date of termination of service, Awarded Shares not previously vested or forfeited.

Section 3.Dividends.  Any dividends declared by the Company with a record date that is after the Award Date specified in this Award Agreement will be accumulated, held by the Company and paid to you if, as, and when the related Awarded Shares become vested.

Section 4.Voting Rights.  You will have the right to vote, or direct the voting of, Awarded Shares.

Section 5.No Right to Continued Service.  Nothing in this Award Agreement, or any action of the Board or Committee with respect to this Award Agreement, shall be held or construed to confer upon you any right to a continuation of service by the Company and/or its Related Entities.  You may be dismissed or otherwise dealt with as though this Award Agreement had not been entered into.

Section 6.Taxes.  Where you or any other person is entitled to receive Awarded Shares pursuant to this Award Agreement, the Company shall have the right to require you or such other person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Awarded Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of vested Awarded Shares to cover the amount required to be withheld.  Section 9(e) of the Plan is incorporated by reference herein.

Section 7.Notices.  Any notice under this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 17461 Derian Avenue, Suite 200, Irvine, CA 92614, or if the Company should move its principal office, to such principal office, and, in the case of the Participant, to the Participant’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

Section 8.Restrictions on Transfer.  The Awarded Shares granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such Award be liable for, or subject to, debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Participant other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan.

Section 9.Successors and Assigns.  This Award Agreement shall inure to the benefit of and shall be binding upon the Company and you and their respective heirs, successors and assigns.

Section 10.Construction of Language.  Whenever appropriate in this Award Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter.  Any reference to a section shall be a reference to a section of this Award Agreement, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

Section 11.Governing Law.  This Award Agreement shall be construed, administered and enforced according to the laws of the State of Delaware without giving effect to the conflict of law principles thereof, except to the extent that such laws are preempted by federal law.

Section 12.Amendment.  This Award Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.

Section 13.Plan Provisions Control.  This Award Agreement and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan.  In the event of any conflict between the provisions of the Plan and the provisions of this Award Agreement, the terms of the Plan, which are incorporated herein by reference, shall control.  By signing this Award Agreement, you acknowledge receipt of a copy of the Plan.  You acknowledge that you may not and will not rely on any statement of account or other communication or document issued in connection with the Award other than the Plan, this Award Agreement, or any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Award Agreement